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                                                                EXHIBIT 10.6



                                TUFTS UNIVERSITY
                                200 Westboro Road
                          North Grafton, Massachusetts

                                      LEASE
                                      -----

     THIS LEASE is made in North Grafton, Massachusetts effective on the Date of Lease stated in Article 1 between the Landlord and the Tenant named in Article
1. In consideration of the Rent payable by Tenant and of the agreements to be performed and observed by Tenant, Landlord hereby leases the Premises to Tenant, and Tenant hereby takes the Premises from Landlord, subject to the provisions and for the term stated below:

                                    ARTICLE 1

                         Reference Data and Definitions
                         ------------------------------

                  SECTION 1.01 - TERMS REFERRED TO: Each reference in this lease to any of the following terms incorporate the data stated for that term in this
Section 1.01:

DATE OF LEASE:    June 16, 1995

LANDLORD: Trustees of Tufts College, a Massachusetts corporation established pursuant to the provisions of Massachusetts law its successors and assigns.

LANDLORD'S ADDRESS:        Ballou Hall
                                   Medford, Massachusetts 02155

TENANT:                    W. R. Grace Co. - Conn., a
                           corporation under the laws of Delaware.

TENANT'S ADDRESS:          W. R. Grace & Co. - Conn.
                           One Ledgemont Center
                                   128 Spring Street
                                   Lexington, Massachusetts 02173

TERM COMMENCEMENT DATE: The date on which Landlord acquires occupancy permit from the town of Grafton and conditions precedent to the Lease set forth in
Section 2.06 are met, but in no event earlier than September 11, 1995.

STATED EXPIRATION DATE: September 30, 1998 or as defined in Section 1.03, if different.
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PERMITTED USE: General office, animal husbandry and production, veterinary procedures, biomedical research and development and related accessory uses, to the extent authorized under applicable Legal Requirements in accordance with the attached protocol Exhibit C. Tenant may bring animals on the Premises only from source herds qualified, and, if necessary, re-qualified in strict accordance with the terms of Exhibit C of this Lease.

LAND: The land on which the Premises are located with the boundaries shown in Exhibit A to this Lease. Access to the Premises will be provided via the access road shown on said Exhibit A.

BUILDING: The 8,100 square foot animal husbandry/biomedical research and development facilities on the Land.

PREMISES: The Land and all structure and improvements now or in the future on the Land, including the Building, grain bins, generator, gas tank pad and the Improvements.

LEASE TERM: The period of time between the Term Commencement Date and the Lease Termination Date.

BASIC RENT: The amounts specified in Sections 1) A, B, and C. of the Rent Rider attached as Exhibit B.

     SECTION 1.02 - GENERAL PROVISIONS. For all purposes of this Lease, unless the context otherwise requires:

            (a) A pronoun in one gender includes and applies to the other genders as well.

            (b) Each definition stated in Section 1.01 or 1.03 of this Lease applies equally to the singular and the plural forms of the word or term defined.

            (c) Any reference to a document defined in Section 1.03 of this Lease is to the document as originally executed, or, if amended or supplemented as provided in this Lease, to the document as amended or supplemented and in effect at the relevant time of reference.

            (d) All accounting terms not otherwise defined in this Lease have the meanings assigned to them under generally accepted accounting principles.

            (e) All references in Section 1.01 are subject to the specific definitions (if any) in Section 1.03.

     SECTION 1.03 - DEFINITIONS. Each underlined word or term in this Section
1.03 has the meaning stated immediately after it.

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     ADDITIONAL RENT. All costs of effluent removal from the effluent storage tank, all metered costs of electricity, water and sewer charges provided in
Section 2) of Exhibit B to this Lease and other charges agreed to by Tenant and Landlord under separate written agreement.

     AUTHORIZATIONS. All franchises, licenses, permits and other governmental consents issued by Governmental Authorities under Legal Requirements which are or may be required for the occupancy of the Premises and the conduct of a Permitted Use on the Premises.

     BUSINESS DAY. A day which is not a Saturday, Sunday or other day on which banks in Worcester, Massachusetts, are authorized or required by law or executive order to remain closed.

     DEFAULT. Any event or condition specified in Article 20 so long as any applicable requirements for the giving of notice or lapse of time or both have not been fulfilled.

     EVENT OF DEFAULT. Any event or condition specified in Article 20 if all applicable requirements for the giving of notice or lapse of time or both have been fulfilled.

     GOVERNMENTAL AUTHORITY. United States of America, Commonwealth of Massachusetts, Town of North Grafton, County of Worcester, and any political subdivision, agency, department, commission, board, bureau or instrumentality of any of them.

     HAZARDOUS SUBSTANCES. "Oil", "hazardous materials" "hazardous wastes" and "hazardous substances" as those terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, ET SEQ., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et sea., as amended, Massachusetts General Laws, Chapters 21C and 21E, as amended, and the regulations from time to time adopted under those laws.

         IMPROVEMENTS. All (i) structures located in and forming a part of the Building, including but not limited to, walls, ceilings, doors and floor covering, (ii) pipes, wires, conduits, controls and fixtures relating to utilities located in and serving the Building, and (iii) structures, fixtures, equipment and personal property of any kind installed on the Premises in such a manner that they become part of the Premises or the Building under law or that they cannot be removed without material damage to the structure, fixture, equipment or personal property or to the Premises or the Building, provided that Improvements do not include equipment purchased and installed by Tenant for use in its research and development business even if affixed to the floor and connected to the utility systems of the Building.

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     INSURANCE PREMIUMS. The cost of all insurance maintained by landlord under the provisions of Section 15.03.

     INSURANCE REQUIREMENTS. All terms of any policy of insurance maintained by Landlord or Tenant and applicable to the Premises; all requirements of the issuer of any such policy; and all orders, rules, regulations and other requirements of the National Fire Protection Association (or any other body exercising similar functions) applicable to any condition, operation, use or occupancy of all or any part of the Premises.

     LEASE. This document, all exhibits and riders attached and referred to in this document and all amendments to this document, the exhibits and riders.

     LEASE TERM. The period stated in Section 1.01 beginning on the Term Commencement Date. The Lease Term includes the period of any extension exercised by Tenant as provided in this Lease.

     LEASE TERMINATION DATE. The earliest to occur of (a) the Stated Expiration Date, (b) the termination of this Lease by Landlord as the result of an Event of Default, (c) the termination of this Lease under Article 17 (Damage or Destruction) or Article 18 (eminent Domain), or Section 24.03 (Option to Terminate), or (d) the termination of this Lease under Section 3.01 or 24.02.

     LEASE YEAR. Each twelve consecutive calendar month period ending on the day before an anniversary of the Term Commencement Date (or the first day of the next succeeding calendar month if the Term Commencement Date occurs other than on the first day of a month); provided that (a) the first Lease Year includes the partial month, if any, between the Term Commencement Date and the first day of the next calendar month and (b) the last Lease Year will end on the Lease Termination Date.

     LEGAL REQUIREMENTS. (a) All statutes, codes, ordinances (and rules and regulations thereunder) and all executive, judicial and administrative orders, judgments, decrees and injunctions of or by any Governmental Authority which are applicable to any condition or use of the Premises, Building or Land, and (b) the provisions of all Authorizations.

     MINOR IMPROVEMENTS. Improvements by Tenant which (a) do not cost more than a total of Three Thousand Dollars ($3,000) and (b) do not involve structural components, roof, exterior or foundations of the Building, or the effluent handling system.

     OCCUPANCY ARRANGEMENT. With respect to all or any part of the Premises or this Lease, and whether (a) written or unwritten or (b) for all or any portion of the Lease Term, an assignment, a sublease, a tenancy at will, a tenancy at sufferance or any other arrangement (including but not limited to a license or concession) under which a Person occupies the Premises for any purpose.


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     PERSON. An individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a Governmental
Authority.

     RENT. Basic Rent and all Additional Rent.

     RESTORATION. As defined in Section 17.02.

     STATED EXPIRATION DATE. The later to occur of (i) date as stated in Section 1.01, or (ii) last day of the final Lease Year of the Lease Term.

     TAKING. The taking or condemnation of title to or of possession or use of all or any part of the Premises by a Governmental Authority for any public use or purpose, or any proceeding or negotiations which might result in such a taking, or any sale or lease in lieu of such a taking.

     TOTAL TAKING. (i) a Taking of: (a) the fee interest in all or substantially all of the Land or the Building or (b) such title to or easement in, over, under or such rights to occupy and use any part of the Land or the Building to the exclusion of Landlord as, in the good faith judgment of Landlord, unreasonably restricts access to the Building by vehicle or renders the portion of the Building remaining after such taking (even if restoration were made) unsuitable or uneconomical for the continued use and occupancy of the Building for the Permitted Use or (ii) a Taking of all or substantially all of the Premises or such title to or easement in, on or over the Premises to the exclusion of Tenant which in the good faith judgment of Landlord prohibits access to the Premises or the exercise, to any material extent, by Tenant of its rights under this Lease.

     TUFTS UNIVERSITY. The Trustees of Tufts College, a Massachusetts not-for-profit corporation established pursuant to the provisions of Massachusetts law.

                                    ARTICLE 2

                                    Premises
                                    --------

     SECTION 2.01 - PREMISES. Landlord hereby leases the Premises to Tenant, and Tenant hereby takes the Premises from Landlord, subject to the provisions of this Lease and the Permitted Exceptions.

     SECTION 2.02 - TENANT FIT-UP. Landlord agrees that it shall complete the following tasks to Tenants reasonable satisfaction before the Term Commencement Date at no cost to Tenant:

               (a) Landlord will pave the Land around the Building in accordance with the site plan attached hereto as Exhibit A. Landlord will install barrier protections satisfactory to Tenant to protect equipment and fixtures on the Premises which are located outside of the building.



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               (b) Landlord will pave the access road to the Premises the entire distance from the Building out to the existing paved road with which the access road intersects.

               (c) Landlord will arrange for 24-hour per day direct inward dialing telephone service to the Premises through Landlord's telephone network, in which case Landlord will pay the one-time charge for Tenant's connection to the Landlord's telephone network. Tenant, at its option, and at its sole cost, shall have the right to cause telephone service which does not go through the Landlord's telephone network to be installed for the Premises.

               (d) Landlord will install alarms in the Building and link them to the main office of the Landlord's police such that the said police will be immediately notified of a power failure, ambient air temperature changes, pump levels for the effluent handling system, excess levels of methane gas, or smoke, within the Building. Landlord shall pay the monthly charges for telephone lines to the alarm. Landlord and Tenant shall agree on a written protocol (Exhibit D) for responding to emergencies at the Premises. Tenant, at its option, and at its sole cost, shall have the right to use an independent alarm company exclusively to respond to alarms at the Premises.

               (e) Landlord will clean and disinfect all portions of the Building to be occupied by Tenant. Landlord and Tenant shall agree on a written protocol (Exhibit D) for such cleaning and disinfectants.

               (f) Landlord shall contribute Ten Thousand Dollars ($10.000.00) to Tenant to defray a portion of the costs that Tenant will incur in Fit-Up of the Building.

               (g) Landlord shall complete all other items in Exhibit F listed under the caption "Improvements by Tufts.

     Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for any loss, damage, or injury to the Premises or to any Person or to any Property (including without limitation animals) with respect to any of Landlord's acts or omissions under Subsections 2.02(d) and
(e), and Tenant shall hold Landlord harmless from same. Tenant shall have the right to inspect the Premises to determine Landlord's full compliance with the provisions of this Section prior to taking occupancy of the Premises.

     SECTION 2.03 - EFFLUENT SYSTEM.
     -------------------------------

               (a) The Premises are served by an effluent handling system which disposes of animal wastes and waste water from the Premises. The portion



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               of the effluent handling systems beyond the effluent pump station to and including the effluent holding tank will be maintained exclusively by Landlord at Landlord's sole cost.

               (b) Landlord will be responsible for repairing at its own cost, the portion of the effluent handling system from beyond the effluent pump station to and including the effluent holding tank in the event of malfunctions, leaks, collapses and the like.

               (c) Landlord will as often as necessary pump effluent from the effluent holding tank. The effluent so pumped from the effluent holding tank shall be spread by Landlord in areas reasonably acceptable to Tenant. The non-potable water distributed to the pig housing rooms will be metered. Tenant will pay Landlord a charge not to exceed $0.02 per gallon of non-potable water used by Tenant for Landlord's services in pumping the effluent holding tank and spreading the effluent. If because of some legal requirements change, the Landlord must change the method of disposing of effluent from the effluent holding tank, then the cost of $0.02 per gallon will be adjusted by agreement of Landlord and Tenant.

     SECTION 2.04 - OTHER ANIMALS IN PROXIMITY. In the event that Landlord plans to maintain animals (particularly primates) on its North Grafton campus within two hundred and fifty (250) yards of the boundary lines of the Premises, Landlord agrees (a) to notify Tenant in writing of Landlord's plans as early as possible, and (b) not to so maintain animals until Tenant consents in writing to same, provided that: Tenant agrees not to unreasonably delay or withhold said consent.

     SECTION 2.05 - CONFIDENTIALITY. Landlord agrees to maintain in confidence and not use, and to cause its employees to maintain in confidence and not use, any and all information of Tenant relating to Tenant's use and occupancy of the Premises or relating to matters observed or otherwise disclosed to Landlord's employees while on or about the Premises. This section does not apply to information which the Landlord can show (a) is known to the public through no fault of Landlord, or (b) was known to Landlord prior to its disclosure by Tenant to Landlord.

     SECTION 2.06 - CONDITIONS PRECEDENT TO LEASE. This Lease and the rights and obligations of Landlord and Tenant hereunder are subject to and conditioned upon the occurrence of each of the following express conditions on or before September 11, 1995:

               (a) Completion of the items of Tenant Fit-Up provided in Section
               2.02 of this Lease to the satisfaction of Tenant;

               (b) Approval, if required, by the Town of North Grafton of Tenant's use and occupancy of the Premises for the purposes set forth in this Lease;

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               (c) Satisfactory evidence that the animals to be maintained in the portion of the Premises licensed to Landlord are in good health and free from contagious and communicable diseases of swine to the satisfaction of Tenant;

               (d) Execution by Landlord and Tenant of the letter agreement ("Re: Tufts Occupation of 2.500 s.f. at Swine Unit II") of even date granted by Tenant to Landlord far use of a portion of the Premises under tenancy at will by Tenant to maintain pigs.

                                    ARTICLE 3

                                      Term
                                      ----

          SECTION 3.01 - TERM COMMENCEMENT. The Lease Term will begin on the Term Commencement Date. If the Lease Term cannot begin on or before September 11, 1995 because no occupancy permit has been granted by the Town of Grafton or for any other reason not caused entirely by the fault or omission of Tenant, then Tenant may terminate this Lease by giving Landlord the (10) days written notice of such termination. Such right to terminate shall expire if Tenant waives such right in writing expressly referring to Section 3.01 or if Tenant fully occupies the Premises for purposes of the Permitted use.

          SECTION 3.02 - TERMINATION. The Lease Term will end on the Lease Termination Date.

          SECTION 3.03 - ESTOPPEL CERTIFICATE. If either the Term commencement Date or the Stated Expiration Date occurs on a date other than as stated in Section 1.01, Landlord and Tenant agree to execute a certificate in the form of the estoppel certificate referred to in
          Section 25.02 or such other form as either may request, establishing the Term Commencement Date and the Stated Expiration Date.

                                    ARTICLE 4

                                      Rent
                                      ----

         SECTION 4.01 - BASIC RENT. Tenant agrees to pay Landlord the Basic Rent as annual rent for the Premises for each Lease Year, without offset or deduction and without previous demand. Tenant agrees to pay Basic Rent in equal monthly installments in advance on the first day of each calendar month during the Lease Term, except that the first monthly installment, pro-rated for the partial month in which the Lease Term begins, is due on the Term Commencement Date.

                                    ARTICLE 5

                       Additional Rent/Operating Expenses
                       ----------------------------------

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     SECTION 5.01 - MONTHLY PAYMENTS OF ADDITIONAL RENT. Tenant agrees to pay
Landlord, as Additional Rent, all costs with respect to the Premises as provided in Exhibit B. Tenant agrees to pay to Landlord within thirty (30) days of Tenant's receipt of Landlord's invoice for Additional Rent.

     SECTION 5.02 - RECORDS. Landlord agrees to maintain and make available to Tenant at Tenant's request such reasonable documentation supporting its invoices for Additional Rent as may be necessary for Tenant to verify the accuracy of the amounts invoiced to Tenant for Additional Rent hereunder.

                                    ARTICLE 6

                                 Use of Premises
                                 ---------------

     SECTION 6.01 - USE RESTRICTED. The Premises may be used for the Permitted Use and for no other purpose. No improvements may be made on or to the Premises except as provided in this Lease.

                                    ARTICLE 7

                                  Improvements
                                  ------------

     SECTION 7.01 - TENANT'S ACCESS TO THE PREMISES. Tenant and Tenant's agents, at Tenant's sole risk, may after notice to Landlord, enter the Premises before the Term Commencement Date in order to (a) install its furniture, furnishings and equipment, (b) perform or inspect work necessary to make the premises ready for Tenant's use and occupancy and to make Tenant Improvements in accordance with Section 7.02. Permission is conditioned upon (i) Tenant delivering to Landlord evidence of the insurance required under Section 15.01. Any entry by Tenant will be deemed to be under all of the provisions of this Lease except the covenant to pay Rent. Except for negligence of Landlord and its employees, if Tenant or its agents enter the Premises before the Term Commencement Date, Landlord will not be liable for and Tenant agrees to assume the entire risk for any personal injury and any loss or damage which may occur to any Improvements or to any property placed in the Premises before the term Commencement Date. Unescorted access by Grace personnel to Tufts facilities shall be limited to the Premises and to any public areas of the North Grafton campus such as lobbies, library and cafeteria.

     SECTION 7.02 - IMPROVEMENTS BY TENANT. Tenant agrees not to make any Improvements (other than Minor Improvements) before or during the Lease Term, except according to plans and specifications and using contractors first approved by Landlord. Landlord will not unreasonably withhold or delay its approval of Tenant's plans, specifications and contractors if Tenant demonstrates to Landlord's satisfaction that the Improvements will not (x) adversely affect the value, structure or mechanical systems of



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the Building, or (y) change the exterior appearance or roof line of the
Building, or (z) result in a violation of the provisions of any other lease or agreement binding on the Landlord of which Tenant has received prior written notice. Tenant agrees not to make any Improvements which would require unusual expense to readapt the Premises to specialized animal housing and biomedical research use upon termination of this Lease. All Improvements will become part of the Premises and property of Landlord upon their completion or installation except to the extent Landlord specifies that they must be removed at Tenant's expense on the Lease Termination date as an express condition to Landlord's approval of their initial installation. The construction of Improvements by Tenant and the installation of Tenant's furniture, furnishings and equipment will be coordinated with any work being performed by Landlord and will be performed in such manner as to maintain harmonious labor relations and not to damage the Building or the Premises. Except for work done by or through Landlord before making any Improvements, Tenant will secure all necessary Authorizations; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; cause each contractor to carry (1) worker's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees,
(2) comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than $1,000,000, and (3) property damage insurance with limits of not less than $300,000 (all such insurance to be written by companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance; and secure casualty insurance against loss or damage to the Improvements pending completion and deliver evidence of such insurance to Landlord. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection with its work to attach to the Premises and immediately to discharge any such liens which my attach. All construction work done by Tenant, its agents, employees or independent contractors will be done in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements. Landlord may inspect the work at any time mutually agreed upon by Landlord and Tenant and will promptly give notice to Tenant of any observed defects.

     SECTION 7.03 - IMPROVEMENTS BY LANDLORD. Landlord warrants that as of the Term Commencement Date all Improvements (including heating, ventilation, air conditioning, effluent, alarm systems, and safety appliances) that are required by the Legal Requirements and the Insurance Requirements are installed in the Building and are in operable condition. Landlord shall be responsible for all installations or replacements of Improvements (including safety appliances) which Legal requirements or Insurance requirements requires be made to the Premises before the Lease Term.

     SECTION 7.04 - AIR HANDLING EQUIPMENT. Subject to any reasonable and necessary review under Section 7.02, Landlord agrees that Tenant may install, or cause to be installed, air handling systems in the area of the Building to be used by Tenant for procurement.



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     Landlord agrees to use all reasonable efforts to assist Tenant in obtaining any permits, approvals and consents required from the Town of North Grafton for said installation of said air handling systems and for any other future Improvements by Tenant in accordance with this Article 7.

                                    ARTICLE 8

                  Utilities and Landlord's Repairs and Services
                  ---------------------------------------------

     SECTION 8.01 - LIMITATIONS ON LANDLORD'S LIABILITY. Landlord will not be liable in damages nor in default under this Lease for any failure or delay on the part of any Person in furnishing any utilities to the Premises. No failure or delay in furnishing any utilities to the Premises may be claimed or pleaded as an eviction or disturbance of Tenant's possession or give Tenant any right to terminate this Lease or give rise to any claim for set-off or abatement of Rent or excuse Tenant from the performance of any of its obligations under this Lease. Notwithstanding the foregoing, nothing in this Section 8.01 shall apply to any failure or delay in the provision of utilities caused by physical damage or interference to conduits, pipes and the like occurring on property owned or leased by Landlord (including the Premises) to the extent such physical damage or interference is caused by negligent acts or negligent omissions of Landlord or of Landlord's employees, agents, contractors, licensees or tenants (other than Tenant).

     SECTION 8.02 - LANDLORD'S REPAIRS. Landlord agrees to make those repairs and replacements to the structural components, roof, exterior and foundations of the Building, the emergency generator and effluent handling system.

     Landlord agrees, at its expense, to maintain and repair the items listed in Exhibit F under the caption "Items Included Under Basic Rent."

     SECTION 8.03 - LANDLORD'S SERVICES. Landlord agrees in consideration of Tenant's payment of Basic Rent to provide the following services at the Premises during the Lease Term at no additional charge to Tenant: up to two hundred (200) hours per year of repairs and maintenance; trash pickup; pest control; snow removal; and landscaping.

     Such services shall be provided in accordance with written protocols to be mutually agreed upon by Landlord and Tenant. A draft of said protocols is attached as Exhibit D so that the concepts described therein is accepted by both Landlord and Tenant prior to the execution of the Lease.

     At the time of executing this Lease Landlord and Tenant estimate that two hundred (200) hours of repairs and maintenance each year will be sufficient. In the event that the actual number of hours during the first Lease Year is less than one hundred and fifty (150) hours or is more than two hundred and fifty
(250) hours, then Tenant shall have the one-time right to exercise the following options on or before the day that is thirty (30)


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days after the end of the first Lease Year. If less than one hundred and fifty
(150) hours of repairs and maintenance are needed during the first Lease Year, then Tenant may negotiate a reduction of the Basic Rent in the second and subsequent Lease Years (including any extended Lease Term). If more than two hundred and fifty (250) hours of repairs and maintenance are needed during the first Lease Year, then Tenant may negotiate to increase the Basic Rent in order to include the additional hours under the Basic Rent in the second and subsequent Lease Years (including any extended Lease Term).

     The two hundred (200) hours of repairs and maintenance which are included in the Basic Rent includes, but is not limited to, maintenance and repair of all items in Exhibit F listed under the caption "Items Included Under 200 Hours of Maintenance" and also included in the Basic Rent is the cost of parts replacement for normal wear and tear to said items. In addition, the two hundred
(200) hours of maintenance includes maintenance and repair of the effluent handling system from the pits in the swine handling rooms through the gravity waste pipes through the small effluent holding tanks to and including the effluent pump station.

     Repairs and maintenance are subject to a limit of two hundred (200) hours per Lease Year. If two hundred (200) hours of repairs and maintenance are insufficient in any Lease Year, Tenant shall have the option: (a) to provide such additional maintenance itself or to cause such additional maintenance to be provided by independent third parties; or (b) to agree with Landlord as to the types and amounts of such additional maintenance and as to the costs of Landlord's providing such additional maintenance.

     SECTION 8.04 - REAL ESTATE TAXES. In consideration of the Tenant's payment of Basic Rent, Landlord shall pay all real estate taxes assessed against or otherwise applicable or allocated to the Premises.

                                    ARTICLE 9

                               Tenant's Covenants
                               ------------------

     SECTION 9.01 - PAY RENT. Tenant agrees to pay when due all Basic Rent and Additional Rent as provided in Articles 4 and 6 hereof.

     SECTION 9.02 - INJURY TO THE PREMISES, ETC. Tenant will not (i) injure or deface the Premises, (ii) install any thing on the Premises except in compliance with Legal Requirements, (iii) permit in the Premises any inflammable fluids or chemicals not reasonably related to the Permitted Use, nor (iv) permit any nuisance or use of the Premises which is improper, offensive, contrary to any Legal Requirement or contrary to any written Insurance Requirement provided to the Tenant by the Landlord.

     SECTION 9.03 - SAFETY. Subject to Section 7.03 hereof, Tenant agrees to keep the Premises equipped with all safety appliances required by Legal Requirements or Insurance


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Requirements provided that: nothing in this Section 9.03 shall be construed to limit or waive Landlord's obligations or Tenant's rights and remedies with respect to the warranty provided in Section 7.03 by Landlord. Tenant agrees to procure all Authorizations required because of Tenant's use of the Premises and to perform at its expense any work required under any Authorization because of such use, it being understood that the provisions of this Section may not be construed to broaden in any way the Permitted Use.

     SECTION 9.04 - EQUIPMENT. Tenant agrees not to place a load upon the floor of the Building or to move any safe or other heavy equipment into, about or out of the Building which causes damage to the Building and to repair promptly all damage caused by the installation or moving of its equipment. Tenant agrees to isolate and maintain all of Tenant's equipment which causes or may cause airborne or structure-borne vibration or noise so as to eliminate such vibration or noise.

     SECTION 9.05 - PAY TAXES. Tenant agrees to pay promptly when due all Taxes upon personal property (including, without limitation, fixtures and equipment) on the Premises irrespective of the Person to whom the Taxes may be assessed.

     SECTION 9.06 - MAINTENANCE. Subject to Section 7.03, Tenant agrees, at all time during the term of this Lease, and at its own expense, (including using the 200 hour per year maintenance labor allowance) (i) to maintain the Premises, excluding maintenance and repairs of the items in Exhibit F listed under the caption "Items Included in Basic Rent" and excluding repairs to the structural components, roof, exterior and foundations of the Building, in good repair and condition (except for ordinary wear and tear), and (ii) to use all reasonable precautions to prevent waste, Damage or injury to any part of the Premises. Tenant will be considered to have met its obligations with respect to maintenance if the interior of the Premises and all Building systems are maintained in good working order through regular inspections and under service contracts.

     SECTION 9.07 - REDELIVERY. On the Lease Termination Date, Tenant agrees to leave the Premises and surrender possession to Landlord free of (i) all tenants or occupants claiming through or under Tenant, (ii) all liens encumbrances, restrictions or reservations caused or consented to by Tenant, and all Hazardous Substances released or discharged on or under the Premises by Tenant or by employees or contractors of Tenant during the Lease Term on the Term Commencement Date. Tenant agrees subject to the provisions of Articles 17 and 18, to surrender the Premises, including all Improvements except those which Tenant is required to remove as provided in Section 7.02, to Landlord broom clean and in good condition and repair (ordinary wear and tear, damage by fire or other casualty, and repairs which Landlord is obligated to make only excepted) with all damage resulting from removal of (i) Tenant's furniture, furnishings and equipment and (ii) any Improvements which Tenant is required to remove as provided in Section 7.06 repaired at Tenant's expense to Landlord's reasonable satisfaction.

                                   ARTICLE 10

                          Compliance with Requirements
                          ----------------------------

     SECTION 10.01 - LEGAL REQUIREMENTS. Subject to Sections 7.03 and 9.03, Tenant agrees that its use of the Premises shall comply with all applicable Legal Requirements. Tenant agrees to pay all costs, liabilities, losses, damages, fines penalties, claims and demands, that may arise out of or be imposed because of the failure of Tenant to comply with the covenants of this
Article 10.

     In the event that Landlord notifies Tenant that one or more employees of Tenant have failed to comply with any applicable laws then in effect, or with any reasonable, standing policies of Landlord applied without discrimination to Tenant, with respect to employees or property of Landlord at the North Grafton campus, then Tenant shall use all reasonable efforts to cause said employee or employees of Tenant to promptly cease such non-compliance.

     SECTION 10.02 - CONTESTS. Tenant has the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant or Landlord (if legally required) or both (if legally required), without expense or liability to Landlord, the validity of application of any Legal Requirement. If compliance with the terms of any Legal Requirements may legally be delayed pending the prosecution of any such proceeding, Tenant may delay compliance until the final determination of the proceeding.

     SECTION 10.03 - ENVIRONMENTAL LEGAL REQUIREMENTS. Except to the extent permitted under applicable Legal Requirements, Tenant agrees not to cause or permit any Hazardous Substances, including sharps, medical disposables and the like, to be released on the Premises or into the air, or to be introduced into the sewage or other waste disposal system serving the Premises. Tenant agrees to generate, store or dispose of Hazardous Substances on the Premises or dispose of Hazardous Substances from the Premises to any other location only in compliance with all applicable Legal Requirements and to notify Landlord of any incident which would require the filing of a notice under any Legal Requirement. Tenant agrees to provide Landlord with such information required by Governmental Authorities as Landlord may reasonably request from time to time with respect to compliance with this Section. Tenant will not be responsible for the existence of any Hazardous Substances on or about the Premises on the Term Commencement Date. Landlord shall be responsible for all effluent stored in the effluent holding tank and for the proper disposal of that effluent. Tenant agrees not to store Hazardous Substances on the Premises outside of the Building.

                                   ARTICLE 11

                             Covenant Against Liens
                             ----------------------

     SECTION 11.01 - NO LIENS. Landlord and Tenant each agree not to create any lien on the Premises and to discharge any lien on the Premises arising out of any act or omission by it, including, but not limited to, any tar, mechanic's, laborer's or materialman's lien or lien arising under Massachusetts General Laws, Chapter 21E. The provisions of this Section 11.01 may not be construed to limit (a) Tenant's right to encumber any equipment installed on the Premises, or (b) Landlord's right to secure by a mortgage of the Premises (1) capital expenditures or (ii) the refinancing of the loans used to acquire the Premises.

     SECTION 11.02 - DISCHARGE. If any lien is filed against the Premises as a result of any act or omission by Tenant, Tenant agrees to cause the lien to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise, within sixty (60) days after (i) Tenant has actual or constructive notice that it is filed, or (ii) final judgment in favor of the holder of the lien. If Tenant fails to cause the lien to be discharged, then, in addition to any remedies available to Landlord in case of an Event of Default, Landlord may, but is not obligated to, discharge the lien either by paying the amount claimed to be due or by procuring the discharge of the lien by deposit or by bonding proceedings. Any amount paid by Landlord and all costs incurred by Landlord in connection the removal of any lien will constitute Additional Rent and will be paid by Tenant to Landlord on demand with interest as provided in
Section 21.06.

                                   ARTICLE 12

                               Access to Premises
                               ------------------

     SECTION 12.01 - ACCESS. Subject to the second paragraph of this Section 12.01, Landlord or Landlord's agents and designees will have the right, but not the obligation, to enter the Premises at all reasonable times during ordinary business hours, after reasonable notice except in the case of an emergency, to examine the Premises, to make necessary repairs, preventive maintenance checks and replacements, to insure compliance with Legal Requirements and to exhibit the Premises to prospective purchasers, mortgagees, and, during the last six (6) months of the Lease Term, prospective tenants. Except in the case of an emergency, any Person entering the Premises under this Section 12.01 will be accompanied by a Person designated by Tenant. Reasonable notice is twenty-four
(24) hours or, in the case of a prospective purchaser or tenant, seven (7) days; and in the latter case, Tenant has the right to secure areas of the Premises to protect confidential information.

     Landlord shall comply, and shall cause its employees, agents and contractors to comply, with all reasonable rules and practices of Tenant applicable to persons or animals entering or exiting the Premises or present on the Premises, provided that: Landlord and its employees, agents and contractors shall not be responsible for (a) complying with any such rules and practices which are not posted in writing or of which Landlord is not advised by Tenant in a written notice; or (b) in the event of emergency, complying with any such rules and practices not contained in a written emergency response protocol to be agreed upon by the parties. A preliminary draft of said protocol is attached hereto as Exhibit D.

                                   ARTICLE 13

                Assignment and Subletting: Occupancy Arrangements
                -------------------------------------------------

     SECTION 13.01 - ASSIGNMENT AND SUBLETTING. Tenant agrees not to enter into any Occupancy Arrangement, either voluntarily or by operation of law, (other than with a Person who is affiliated with Tenant and for a period ending when and if such Person ceases to be affiliated with Tenant) without the prior written consent of Landlord. For purposes of this Article 13, a person will be considered to be affiliated with Tenant if such Person, directly or indirectly, controls is controlled by or is under common control with Tenant. Notwithstanding the provisions of Section 25.08 to the contrary, Landlord will not unreasonably withhold its consent to an Occupancy Arrangement if, in the reasonable judgment of Landlord, the proposed occupant is financially responsible and will use the Premises for the Permitted Use.

     SECTION 13.02 - PROCEDURE. If Tenant intends to enter into an Occupancy Arrangement which requires Landlord's consent, Tenant agrees to give Landlord notice of the name of (and a financial statement with respect to) the proposed occupant, the exact terms of the Arrangement and a precise description of the portion of the Premises intended to be subject to the Occupancy Arrangement. Within thirty (30) days after receipt of the notice, Landlord will (i) consent to the Occupancy Arrangement, or (ii) refuse to consent to the Occupancy Arrangement. If Landlord consents to the Occupancy Arrangement, Tenant agrees
(i) to enter into the Arrangement on the exact terms described to Landlord within thirty (30) days after Landlord's consent and to deliver to Landlord and to the holder of any first mortgage on the Building an executed original counterpart of the Occupancy Arrangement and (ii) to remain liable for the payment and performance of the provisions of this Lease. Any Occupancy Arrangement will expressly incorporate and be subject to the terms of this Lease, which terms will be binding on all parties to the Occupancy Arrangement. If Landlord consents to and Tenant does not enter into the Arrangement within the thirty (30) day period, such consent will be deemed revoked and Tenant will again comply with the terms of this Section.

                                   ARTICLE 14

                                    Indemnity
                                    ---------

     SECTION 14.01 - TENANT'S INDEMNITY. Except to the extent waived by Landlord under the provisions of Section 16.02, Tenant agrees to indemnify Landlord against all claims, losses and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurrences:

     (a) any negligent or wrongful act or omission on the part of Tenant, or any of its agents, contractors, licensees or invitees, whether or not occurring on the Premises, but only to the extent that such claims, losses and expenses were not caused by Landlord or by Landlord's employees, agents, contractors, licensees, tenants or invitees;

     (b) any failure on the part of Tenant to comply with any of its obligations under this Lease, including, but not limited to Exhibit C, whether or not such failure constitutes a Default or Event of Default, but only to the extent that such claims, losses and expenses were not caused by Landlord or by Landlord's employees, agents, contractors, licensees, tenants or invitees;

     (c) any untrue or misleading statement of a material fact or any misrepresentation of a material fact made by or on behalf of Tenant in connection with the negotiation of this Lease;

     (d) any release or threat of release of Hazardous Substances or Infectious (porcine to porcine) Agents by Tenant, or any of its agents, contractors, licensees or invitees, on or under the Premises during the term of this Lease; or

     (e) any other occurrences in the portion of the Building occupied exclusively by Tenant or connected with the use or condition thereof unless caused in whole or in part by the negligence of Landlord.

     SECTION 14.02 - CLAIMS BY LANDLORD. If any proceeding is brought against Landlord arising out of any occurrence described in Section 14.01, upon notice from Landlord Tenant agrees, at its expense, to defend the proceeding using legal counsel reasonably satisfactory to Landlord or, if applicable, Tenant's insurer, provided that Tenant has not been prejudiced in any way by failure or delay on the part of Landlord to give Tenant prompt notice of the proceeding. If Tenant has supplied Landlord with insurance covering any of the risks described in Section 14.01, no claim may be made against Tenant unless the insurer fails or refuses to defend and/or pay all claims, losses and expenses incurred by Landlord. Notwithstanding the foregoing, Landlord has the right to make claims, institute legal proceedings, or otherwise seek redress against Tenant before the expiration of any statute of limitations or other limitation on the time or manner in which Landlord may seek redress regardless of whether or not any insurer is responding.

     SECTION 14.03 - LANDLORD'S LIABILITY. Except for its intentional or negligent acts or omissions or the intentional or negligent acts or omissions of its employees, agents, contractors, invitees, tenants or licensees, Landlord will not be responsible or liable for any loss, damage or injury to the Premises or to any Person or property at any time on the Premises. In no event shall Landlord be held liable for consequential or indirect damages.

     Landlord agrees that it, at a minimum, shall in connection with its use and occupation of its North Grafton campus comply with all requirements set forth in the protocols attached hereto so as to prevent the occurrence of contagious or communicable disease which might affect the animals maintained by Tenant on the Premises. The foregoing will not be construed to inhibit or prevent the practice of veterinary medicine or the teaching of veterinary medicine in Tufts' Foster Hospital (Building 40) or Wildlife Clinic (Building 17).

                                   ARTICLE 15

                                    Insurance
                                    ---------

     SECTION 15.01 - TENANT'S INSURANCE. Tenant agrees to provide, at its expense, and to keep in force:

     (a) Comprehensive general liability insurance against claims for personal injury, death and property damage occurring with respect to Tenant's occupancy of the Premises having primary combined single limit coverage of at least $1,000.000 for bodily injury and property damage.

     (b) Casualty insurance against loss or damage to (i) all inventory, furniture, furnishings and equipment owned, controlled or in use by Tenant and situated on the Premises, (ii) all Improvements made by Tenant pending completion and (iii) all Improvements made by Tenant which Tenant is required to remove on the Lease Termination Date under Section 7.02, under a so-called "All Risk" policy in an amount sufficient to replace the same without allowance for depreciation, if available, and if not, in the amount necessary to avoid the effect of co-insurance provisions under the applicable policies.

     (c) Worker's compensation insurance for all Tenant's employees working in the Premises in an amount sufficient to comply with Legal Requirements.

     (d) Such greater limits and such other insurance and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are customarily insured against in the case of buildings similarly situated and used.

     Section 15.02 - General Insurance Provisions.
     ---------------------------------------------

     (a) All insurance provided for in Section 15.01 will be written as primary policies (without "contribution" or "solely in excess of coverage carried by Lessor" provisions) and will be effected under valid and enforceable policies, issued by insurers of recognized responsibility authorized to write such insurance in Massachusetts and having a Best's financial rating of B or better. Not less than five (5) days before the Term Commencement Date, and thereafter not less than ten (10) days before the expiration dates of the expiring policies furnished under to Section 15.01, binders, certificates or other evidence of such insurance satisfactory to Landlord bearing no actions evidencing the payment of premiums or accompanied by other evidence satisfactory of Landlord of such payment, will be delivered by Tenant to Landlord.

     (b) Nothing in this Article 15 will prevent Tenant from taking out insurance of the kind and in the amounts provided for under this Article under a blanket insurance policy or policies covering other properties as well as the Premises. Any policy or policies of blanket insurance (i) will specify, or Tenant will furnish Landlord with a written statement from the insurers specifying, the amounts of the total insurance allocated to the Premises, which amounts will not be less than the amounts required by
     Section 15.01 and will be sufficient to prevent any of the insureds from becoming a coinsurer within the terms of the applicable policy or policies,
     (ii) will contain an "Agreed Amount" clause as to the Premises and (iii) will otherwise comply as to endorsements and coverage with the provisions of this Article.

     (c) All policies of insurance provided for in Section 15.01 will name Landlord and Tenant as the insured, as their respective interests may appear, and also any mortgagee, when requested, as their respective interests may appear, except that Landlord, and any such mortgagee ,ill have no interest in the insurance on Tenant's personal property. Each such policy or certificate issued by the insurer will, to the extent obtainable, contain an agreement by the insurer that the insurance will not be canceled without at least twenty (20) days prior written notice to Landlord and to any other named insureds. Landlord agrees not to carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant if the effect of such separate insurance would be to reduce the protection or the payment to be made under Tenant's insurance.

     SECTION 15.03 - LANDLORD'S INSURANCE. Landlord agrees to cause the Building (excluding any Improvements (a) by Tenant prior to their completion, or (b) which Tenant may be required to remove upon termination of its Lease) to be insured for the benefit of Landlord, and any mortgagee of Landlord, as their respective interest may appear, against loss or damage under a so-called "All Risk" policy in an amount equal to (i) the replacement value or (ii) the amount necessary to avoid the effect of co-insurance provisions of the applicable policies. Landlord also agrees to maintain comprehensive form boiler insurance, rental value insurance and such other insurance against such perils and in such amounts as may be required by any mortgages of Landlord or as Landlord may consider prudent.

                                   ARTICLE 16

                              Waiver of Subrogation
                              ---------------------

     SECTION 16.01 - WAIVER OF SUBROGATION. If available, all insurance policies carried by either party covering the Building and/or the Premises will contain a clause or endorsement expressly waiving any right on the part of the insurer to make any claim against the other party. The parties agree to use their best efforts to insure that their policies will include such waiver clause or endorsement.

     SECTION 16.02 - WAIVER OF RIGHTS. Landlord and Tenant each waive all claims, causes of action and rights of recovery against the other and their respective partners, agents, officers and employees, for any loss or damage to persons, property or business which occurs on or about the Premises or the Building and results from any of the perils insured under any policy of insurance maintained by Landlord and/or Tenant, regardless of cause. This waiver includes the negligence and intentional wrongdoing of either party and their respective agents, officers and employees but is effective only to the extent of recovery, if any, under any such policy. This waiver will be void to the extent that any such insurance is invalidated by reason of this waiver.

                                   ARTICLE 17

                             Damage and Restoration
                             ----------------------

     SECTION 17.01 - SUBSTANTIAL DAMAGE.If the Premises is damaged by fire or other casualty, Tenant agrees to give prompt notice to Landlord. If as a result of fire or other casualty (i) the Premises is so damaged that substantial alteration or reconstruction of the Premises is, in Landlord's sole opinion, required, or (ii) any mortgagee of the Premises requires that all or a substantial portion of insurance proceeds payable be used to retire the mortgage debt, Landlord may, at its option, terminate this Lease by giving notice to Tenant within sixty (60) days after the date of the damage. If, within sixty
(60) days after the date of the damage, Landlord does not begin to restore the Premises as provided in Section 17.02 or notify Tenant of its election to terminate this Lease, Tenant may terminate this Lease by giving notice to Landlord within ten (10) days after the expiration of the sixty (60) day period. If the Lease is terminated by Landlord or Tenant as provided in this Section 17.01, Rent will be abated as of the date of the damage.

     SECTION 17.02 - RESTORATION. If Landlord does not terminate this Lease as provided in Section 17.01 within sixty (60) days after the date of the damage, Landlord agrees to begin to restore the Premises to substantially the same condition in which it was immediately before the damage, and, subject to Unavoidable Delays, to continue the restoration with reasonable diligence. Landlord's restoration work will include the scope of the work done by Landlord in originally finishing the Premises according to the Working Drawings and subsequent Improvements made by Tenant under the provisions of Section 7.02 which are to remain part of the Premises. Landlord will not be required to rebuild, repair, or replace (i) any part of Tenant's furniture, furnishings, fixtures or equipment, or (ii) any alterations and additions made by Tenant under Section 7.02 which Tenant is required to remove on the Lease Termination Date. landlord will not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from the damage to or the repair of the Premises, except that Landlord will allow Tenant a fair reduction of Basic Rent to the extent the Premises are unfit for occupancy from the date of the occurrence of the damage to a date thirty (30) days after completion of Landlord's repairs.

                                   ARTICLE 18

                                 Eminent Domain
                                 --------------

     SECTION 18.01 - TOTAL TAKING. If there is a Total Taking, then this Lease will terminate as of the earlier to occur of (i) the date when physical possession of the Building or the Premises is taken by the condemning authority or (ii) the date when title vests in the condemning authority.

     SECTION 18.02 - PARTIAL TAKING. If there is a Taking of the Premises which is not a Total Taking, Landlord may terminate this Lease by giving notice to Tenant within sixty (60) days after receiving notice of the Taking, in which event this Lease will terminate as of the earlier to occur of (i) the date when physical possession of such portion of the Premises is taken by the condemning authority or (ii) the date when title bests in the condemning authority. If this Lease is not terminated, Basic Rent and, to the extent covered by Landlord's insurance, Additional Rent, will be abated from the date the Premises are rendered unfit for occupancy by an amount representing that part of the Basic Rent properly allocable to the portion of the Premises taken, and Landlord will, at Landlord's expense, restore the Building and the Premises to substantially their former condition to the extent that restoration, in Landlord's judgment, may be feasible. Landlord's restoration work will not exceed the scope of work done by Landlord in originally finishing the Premises according to the working drawings and subsequent Improvements made by Tenant under the provisions of
Section 7.02 which are to remain part of the Premises.

     SECTION 18.03 -AWARDS AND PROCEEDS. All proceeds payable in respect of a Taking will be the property of Landlord. Tenant hereby assigns to Landlord all rights of Tenant in or to such awards and proceeds, provided that Tenant will be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures but only if such a separate award will not diminish the amount of award or proceeds payable to Landlord.

                                   ARTICLE 19

                                 Quiet Enjoyment
                                 ---------------

     SECTION 19.01 - LANDLORD'S COVENANT. Landlord covenants that it has good title to the Premises, subject to the Permitted Exceptions, and that it has sufficient authority to enter into this Lease. Landlord also covenants that if Tenant pays the Rent and performs all of its obligations under this Lease, subject to the Permitted Exceptions, it will quietly have and enjoy the Premises during the Lease Term, without interference from Landlord or any Person lawfully claiming under Landlord or by paramount title.

     SECTION 19.02 - SUBORDINATION AND NON-DISTURBANCE. This Lease is subordinate to any mortgage now or in the future on the Premises and to each advance made under any such mortgage, and to all renewals, modifications, consolidations, replacements and extensions of such mortgage. This Section 19.02 is self-operative and no further instrument of subordination is effective, Landlord will cause the mortgagee to deliver to Tenant a non-disturbance agreement, binding upon itself and any successor in interest, to the effect that no foreclosure of the mortgage will disturb the possession of Tenant under this Lease or its rights with respect to the options provided in Sections 24.01,
24.02 and 24.03 so long as no Event of Default exists. In confirmation of such subordination, Tenant agrees to execute and deliver promptly any certificate that Landlord or any mortgagee may request. if any mortgagee succeeds to the interest of Landlord and agrees to recognize the interest of Tenant under this Lease, Tenant agrees to attorn to such mortgagee and to recognize such mortgagee as its landlord.

     SECTION 19.03 - NOTICE TO MORTGAGEE. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations under or to terminate this lease, will result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant first gives written notice of Landlord's act or failure to act to Landlord's first mortgagee of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) the mortgagee, after receipt of such notices, fails or refuses to correct or cure the condition complained of within a reasonable time. Nothing contained in this Section 19.03 will be deemed to impose any obligation on any mortgagee to correct or cure any condition. "Reasonable time" means a period of not less than the same period which Landlord has to cure the condition but in no event less than ten (10) Business Days and includes (but is not limited to) a reasonable time to obtain possession of the Building if the mortgagee elects to do so and a reasonable time to correct or cure the condition if the condition is determined to exist. Tenant has no obligation to give notice under this Section 19.03 until the mortgagee has given Tenant notice of its interest as such and the address to which notices under this Section 19.03 are to be sent.

     SECTION 19.04 - OTHER PROVISIONS REGARDING MORTGAGEES. If this Lease or the Rent is assigned to a mortgagee as collateral security for any obligation, the mortgagee will not be deemed to have assumed any of Landlord's obligations under this Lease Solely as a result of the assignment. A mortgagee to whom this Lease has been assigned will be deemed to have assumed such obligations only if (i) by the terms of the assignment the mortgagee has (a) foreclosed its mortgage, (b) accepted a deed in substitution of foreclosure, or (c) taken possession of the Premises. Even if the mortgagee assumes the obligations of Landlord, the mortgagee will be liable for breaches of any of Landlord's obligations only to the extent the breaches occur during the period of ownership by the mortgagee after foreclosure (or any conveyance by a deed in substitution of foreclosure) or after entry, and the mortgagee will have no liability for any act or omission or for any obligations incurred by any prior Landlord, including liability with respect to any security deposit except to the extent actually received by such mortgagee.

                                   ARTICLE 20

                           Defaults: Events of Default
                           ---------------------------

     SECTION 20.01 - DEFAULTS. The following will (i) if any requirement for notice or lapse of time or both has not been met, constitute Defaults, and (ii) if there are no such requirements or if such requirements have been met, constitute Events of Default:

     (a) The failure of Tenant to pay Rent when due, and the continuation of such failure for a period of ten (10) days after notice from Landlord;

     (b) The failure of Tenant to perform any of its obligations under this Lease, other than its obligation to pay Rent, and the continuation of such failure for a period of thirty (30) days after notice from Landlord specifying in reasonable detail the nature of such failure;

     (c) The occurrence with respect to Tenant of one or more of the following events: the death, dissolution, termination of existence (other than by merger or consolidation), insolvency, appointment of a receiver for all or substantially all of its property, the making of a fraudulent conveyance or the execution of an assignment or trust mortgage for the benefit of creditors by it, or the filing of a petition of bankruptcy or the commencement of any proceedings by or against it under a bankruptcy, insolvency or other law relating to the relief or the adjustment or indebtedness, rehabilitation or reorganization of debtors; provided that if such petition or commencement is involuntarily made against it and is dismissed within sixty (60) days of the date of such filing or commencement, such events will not constitute an Event of Default;

     (d) The issuance of any execution or attachment against Tenant or any other occupant of the Premises as a result of which the Premises are taken or occupied by a Person other than Tenant; and

     (e) he cancellation of, refusal to review or denial of liability under the insurance with respect to the Premises as a result of the Premises being unoccupied.

     SECTION 20.02 - TENANT'S BEST EFFORTS. If the Default of which Landlord gives notice is of such a nature that it cannot be cured within thirty (30) days, then the Default will not be deemed to continue so long as Tenant, after receiving notice of the Default, begins to cure the Default as soon as reasonably possible and continues to take all steps necessary to complete the curing of the Default within a period of time which, under all prevailing circumstances, is reasonable. No Default will be deemed to continue so long as Tenant is acting to cure the Default in good faith or is delayed in or prevented from curing the Default by reason of Unavoidable Delays.

     SECTION 20.03 - ELIMINATION OF DEFAULT. If any Default is cured as provided in this Lease, the Default will be deemed never to have occurred and Tenant's rights under this Lease will continue unaffected by the Default.

                                   ARTICLE 21

                     Landlord's Remedies: Damages on Default
                     ---------------------------------------

     SECTION 21.01 - LANDLORD'S REMEDIES. Landlord may, at its option, whenever an Event of Default exists, give Tenant a notice terminating this lease on a date specified in the notice, which date will be not less than three (3) Business Days after the date of receipt by Tenant of the notice. On the date specified in the notice, this Lease and all rights of Tenant under this Lease will end without further notice or lapse of time, but Tenant will continue to be liable to Landlord as provided in this Article 21.

     SECTION 21.02 - POSSESSION. Upon any termination of this Lease as the results of an Event of Default, Tenant agrees to leave the Premises peacefully and surrender possession to Landlord as provided in Section 9.07. Landlord may, at any time after any termination of this Lease and without further notice, enter the Premises and recover possession by summary proceedings or any other manner permitted by law, and may remove Tenant and all other Persons and property from the Premises and may hold the Premises and the right to receive all rental income from the Premises.

     SECTION 21.03 - RIGHT TO RELET. At any time after termination of this Lease as a result of an Event of Default, Landlord may relet all or any part of the Premises in the name of Landlord or otherwise, for such term (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine. Landlord will not be liable for failure to relet the Premises or for failure to collect any rent due upon any such reletting.

     SECTION 21.04 - SURVIVAL OF COVENANTS. ETC. If this Lease is terminated as provided in Section 21.01:

     (a) The termination will not relieve Tenant of its obligations under this lease which obligations will survive the termination. Tenant agrees to indemnify Landlord against all claims, losses and expenses arising out of the termination.

     ( b) At the time of the termination, Tenant agrees to pay to Landlord the Rent up to the date of termination. Tenant also agrees to pay to Landlord, on demand, as liquidated damages for Tenant's Default, the difference between

          (1) the total Rent that would have been payable under this Lease by Tenant from the date of the termination until the Stated Expiration Date, LESS

          (2) the fair and reasonable rental value of the Premises for the same period reduced by landlord's reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees and expenses of cleaning the Premises in preparation for such reletting.

          (3) If all or any part of the Premises are relet by Landlord for any portion of the unexpired Lease Term, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon the reletting will be, prima facie, the fair and reasonable rental value for the part or the whole of the Premises relet during the term of the reletting.

          (4) Nothing contained in this Section 21.04 will limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of the termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater, equal to, or less than the amount of the difference referred to in clause (b) above.

     SECTION 21.05 - RIGHT TO EQUITABLE RELIEF. If a Default occurs, Landlord will be entitled to enjoin the Default and may invoke any remedy allowed at law or in equity or by statue or otherwise as through re-entry, summary proceedings and other remedies were not provided for in this Lease.

     SECTION 21.06 - RIGHT TO SELF HELP: INTEREST ON OVERDUE RENT. Landlord has the right, but not the obligation, to enter the Premises and to perform any obligation of Tenant under this Lease notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease. In performing such obligation, Landlord may make any payment of money or perform any other act. The total of
(i) all sums paid by Landlord (ii) interest (at the rate of twelve percent (12%) a year) on such sums plus all Rent not paid when due and (iii) all expenses in connection with the performance of the obligation by Landlord, will be deemed to be Rent under this lease and payable to Landlord on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this lease. If Landlord fails to perform any of its obligations as provided in this Lease, and the failure continues for a period of thirty (30) days after notice from Tenant, Tenant may perform those obligations specified in the notice, and Landlord agrees to reimburse Tenant for any costs incurred by Tenant in performing those obligations together with interest at the rate of twelve (12%) a year.

                                   ARTICLE 22

                                     Notices
                                     -------

     SECTION 22.01 - NOTICES AND COMMUNICATIONS. All notices, demands, requests and other communications provided for or permitted under this Lease must be in writing, either delivered by hand or by courier or sent by overnight mail or by first-class mail, postage prepaid, to the following addresses:

     (a) if to Landlord, at the address stated in Section 1.01 (or at such ether address as Landlord designates in writing to Tenant), with a copy to such Persons as Landlord designates in writing to Tenant, or

     (b) if to Tenant, at the address stated in Section 1.01 (or at such other address as Tenant designates in writing to Landlord), with a copy to such Persons as Tenant designates in writing to Landlord.

     Any communication provided for in this Lease will become effective only upon receipt by the Person to whom it is given, unless mailed by overnight mail or by first-class, registered or certified mail, in which case it will be deemed to be received on (i) the third Business Day after being mailed or (ii) the day of its receipt, if a Business Day, or the next succeeding Business Day, whichever of (i) or (ii) is the earlier.

                                   ARTICLE 23

                                     Waivers
                                     -------

     SECTION 23.01 - NO WAIVERS. Failure of Landlord or Tenant to complain of any act or omission on the part of the other no matter how long the act or omission may continue, will not be deemed to be a waiver by either Landlord or Tenant of any of its rights, expressed or implied, of the breach of any provisions this Lease will be deemed a waiver of a breach of any other provision of this lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment will constitute an accord or satisfaction but will only be deemed a partial payment on account. None of Tenant's obligations under this Lease and no Default or Event of Default may be waived or modified except in writing by Landlord.

                                   ARTICLE 24

                                     Options
                                     -------

     SECTION 24.01 - OPTIONS TO EXTEND. Tenant has the option to extend the Lease Term for one (1) additional period of three (3) years by giving Landlord notice of its exercise at least twelve (12) months before the expiration of the then current Lease Term. During each of the three years of the extended Lease Term Tenant shall pay to Landlord Basic Rent equal to $169,844.40 each Lease Year or $14,153.70 each month, plus Additional Rent as described in Exhibit B of this Lease.

     SECTION 24.02 - OPTIONS TO TERMINATE LEASE. Tenant and Landlord each have the option to terminate this Lease by giving the other notice of its exercise of the option not less than six (6) months prior to the effective date of such termination. The Tenant shall have no obligation to pay any termination fees or other compensation in connection with a termination under this Section 24.02. Tenant shall have no obligation to pay Basic or Additional Rent after the effective date of such termination and shall have no obligation to pay any termination fees or other compensation in connection with a termination under this Section 24.02

                                   ARTICLE 25

                               General Provisions
                               ------------------

     SECTION 25.01 - UNAVOIDABLE DELAYS. If Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of Unavoidable Delays, then performance of the act will be excused for the period of the delay and the period for the performance of the act will be extended for a period equivalent to the period of the delay.

     SECTION 25.02 - ESTOPPEL CERTIFICATES. Tenant agrees to deliver to Landlord within ten (10) Business Days after the Term Commencement Date an estoppel certificate substantially in the form of Exhibit E.

     SECTION 25.03 - HOLDING OVER. If Tenant occupies the Premises after the Lease Termination Date without having entered into a new lease of the Premises with Landlord, Tenant will be a tenant-at-sufferance only, subject to all of the terms and provisions of this Lease at one hundred fifty percent (150%) the then effective Basic Rent. Such a holding over, even if with the consent of Landlord, will not constitute an extension or renewal of this Lease.

     SECTION 25.04 - GOVERNING LAW. This Lease and the performance of its provisions will be governed and construed under the laws of the Commonwealth of Massachusetts.

     SECTION 25.05 - PARTIAL INVALIDITY. If any provisions of this Lease of its application to any Person or circumstances is held to be invalid or unenforceable, the remainder of this Lease, or the application of the provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each provision of this Lease will be enforced to the fullest extent permitted by law.

     SECTION 25.06 - NOTICE OF LEASE. The parties will at any time, at the request of either one, promptly execute duplicate original of a statutory notice of lease, in recordable form, setting forth a description of the Premises, the Lease Term and any other terms of this Lease, excepting the rental provisions, as may be required by law or as either party may request.

     SECTION 25.07 - INTERPRETATION. The section headings used in this Lease are for reference and convenience only, and do not enter into the interpretation of this Lease. This Lease may be signed in several counterparts, each of which is an original, but all of which constitute a single instrument. The term "Landlord" means only the owner at the time of the Premises. Upon any sale of the Premises or assignment (other than as collateral security for an obligation) of the interest of Landlord in this Lease, Landlord will be relieved of all liability under this Lease and its successor in interest and/or assign will be deemed to be Landlord so long as it owns the Building. The liability of Landlord under this Lease is limited to Landlord's interest in the Premises, and no individual officer, trustee or member will have any liability to Tenant or any other Person on account of this Lease.

     SECTION 25.08 - CONSENTS. Consents or approvals required or requested of either Landlord or Tenant shall not be unreasonably withheld or delayed.

     SECTION 25.09 - ENTIRE AGREEMENT: CHANGES. All prior agreements, related to real estate, between the parties are merged within this Lease, which alone fully states the entire understanding and agreement of the parties. This Lease does not affect or alter prior research and service agreements between the parties. This Lease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

     SECTION 25.10 - BINDING EFFECT. The provisions of this Lease are binding on and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns and any Person claiming under Tenant.

     SECTION 25.11 - TIME OF THE ESSENCE. Any provision of law or equity to the contrary notwithstanding, it is agreed that time is of the essence of this Lease.

     SECTION 25.12 - BROKERS. Landlord and Tenant represent and warrant each to the other that it has dealt with no brokers or agents with respect to this Lease in any manner which would give rise to any claim for a commission.

     SECTION 25.13 - NO HIRING AWAY. Tenant agrees that it will not actively solicit any of Landlord's employees to be full-time employees of Tenant without Landlord's prior consent.


     EXECUTED as a sealed instrument as of the Date of Lease specified in
Section 1.01.


                                    LANDLORD:

                                    Tufts University



                                    By: /s/  Stephen Manos
                                       --------------------------------
                                    Name:   Stephen Manos

                                    Title:  Executive Vice President


                                    TENANT:

                                    W. R. Grace & Company - Conn.


                                    By:  /s/ Martin B. Sherwin
                                       --------------------------------
                                    Name:   Martin B. Sherwin

                                    Title:  Vice President- Comm. Dev.

                                    EXHIBIT B


                                   RENT RIDER

This Rent Rider is attached to an incorporated by reference into a Lease (the "Lease") of the Premises known as Swine Unit II on the Campus of Tufts University School of Veterinary Medicine at 200 Westboro Road, North Grafton, Massachusetts between Tufts University ("Landlord") and W. R. Grace & Company -- Conn. ("Tenant"). Terms not other wise defined have the same meanings in this Rent Rider as in the Lease.

1)   BASIC RENT. Basic Rent for each Lease Year of the original Lease Term is as follows:


         A.       Building rent                    $131,400 each Lease Year
                                                   $ 11,200 monthly installment

         B.       Building services:               $ 20,004 each Lease Year
                  200 hours of repairs &           $  1,667 monthly installment
                  maintenance; real estate
                  taxes, trash pickup, pest
                  control, snow removal and
                  landscaping

         C.       Total Basic Rent                 $154,404 each Lease Year
                                                   $ 12,867 monthly installment

2)   ADDITIONAL RENT.

     Reimbursement of Operating Expenses

     *    effluent removal from storage tank billed monthly

     *    electricity, metered, at the then current rate, billed monthly

     *    water, metered, at the then current rate, billed monthly

     *    sewer, prorated, at then current rate, billed monthly

                                    EXHIBIT E
                              ESTOPPEL CERTIFICATE
                              --------------------

                                                                          , 1995

Gentlemen:

     Reference is made to the Lease dated                     , 19 , from
                   , as Landlord, to                        , as Tenant, with
respect to the Premises located at , Massachusetts (the "Lease"). Terms used in this Certificate which are defined in or by reference to the Lease have the same meanings in this Certificate as in the Lease.

     The undersigned hereby ratifies the Lease and certifies that:

     1.   The term Commencement Date is

     2.   The Stated Expiration Date is

     3.   The premises are presently occupied by

     4.   Basic Rent is currently payable at the rate of $ per year.

     5.   Basic rent has been paid through       , 19 .

     6.   Additional Rent for Taxes and Operating Expenses has been paid through
                             , 19 .

     7. The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated ) and represents the entire agreement between Landlord and Tenant.

     8. No Default or Event has been asserted by either party to the Lease and, to the knowledge of the undersigned, no Default or Event of Default exists on the part of either party to the Lease except
                         ).


     9. On this date, to the knowledge of the undersigned, there are no existing defenses or offsets which Tenant has against the enforcement
          of the Lease by Landlord (except                       ).

     10.  No Rent has been paid in advance of its due date under the Lease.


                                               Very truly yours,




                                               -----------------------------

                                               By:                       (Title)
                                                  -----------------------